Exhibit 99.1

First Horizon Pharmaceutical(TM) Corporation
Contact:  Bala Venkataraman
CFO and EVP Corporate Development
770-442-9707 ext. 224



First Horizon Acquires Prenate line from Sanofi-Synthelabo Inc.

ROSWELL, GA, August 21, 2001 --First Horizon Pharmaceutical (TM) Corporation (Nasdaq: FHRX), a specialty pharmaceutical company, announced today that it has completed the agreement to acquire the Prenate brand line of products for $52.5 million in cash from Sanofi-Synthelabo Inc., the U.S. subsidiary of the global healthcare company Sanofi-Synthelabo. The Prenate line of products are prescription prenatal vitamins that are generally prescribed prior to, during and after pregnancy to optimize the health of the mother and the healthy development of the fetus. According to Sanofi-Synthelabo Inc., the Prenate product line had sales of $16.6 million in 2000.

"The Prenate line has been the market leader in prenatal vitamins in terms of sales since 1993. This leadership position has been maintained through successful promotion to high prescribing gynecologists and obstetricians and the continuous development and introduction of next generation products. First Horizon's acquisition includes the next generation Prenate product, developed by Sanofi-Synthelabo Inc., incorporating a patent protected technology which we believe offers advantages over the currently marketed prescription prenatal products," said Mahendra G. Shah Ph.D., Chairman and CEO of First Horizon Pharmaceutical. "Until we launch the new generation of Prenate, we will continue to market the current product, Prenate Advance (TM)."

Shah continued, "We expect the acquisition of the Prenate line to be accretive to earnings in 2002 and beyond. Specifically, we expect First Horizon's revenue to be between $79 and $82 million and earnings per share between 80 and 82 cents in 2002. We will incur certain one time costs associated with the launch of the new Prenate product, the majority of which will be incurred in the fourth quarter of this year. The Company expects fully diluted earnings per share between 52 and 53 cents in 2001."

Prenate Advance(TM), is the smallest single-dose prenatal vitamin tablet combining 15 vitamins and minerals plus docusate sodium, including calcium, MicroIron II(R) carbonyl iron and folic acid. Prenate Advance(TM) is one of the few prenatal vitamins that meets the standards for folic acid dissolution established by the United States Pharmacopoeia1,2. Medical research has shown that women who consume adequate folic acid before and during pregnancy may reduce their risk of having a baby born with a neural tube birth defect3 (e.g., spina bifida) by up to 72%.

Prenate Advance(TM) was launched in December 1999 to replace Prenate Ultra(R). Within six months after launch, Prenate Advance(TM) became the market leader in new prescriptions for prenatal vitamins as measured by IMS HEALTH's National Prescription Audit PLUSTM data. The rapid uptake of this product is credited in part to the strength of the brand. According to IMS HEALTH's National

Prescription   Audit  PLUS  TM  data,   Prenate   Advance's(TM)   share  of  new
prescriptions (as a percentage of prescribed new prescriptions of prenatal vitamins) in the United States was 14% in 2000.

According to the National Vital Statistics Report4, there were an estimated 6.19 million U.S. pregnancies in 1997. Prescription prenatal vitamins are generally recommended to these patients so that they receive adequate amounts of essential vitamins and minerals. Folic acid, iron, calcium and vitamin A are considered essential to fetal development. According to IMS HEALTH Retail and Provider Perspective TM data, total U.S. sales of prescription prenatal vitamins were $107 million in sales in 2000.

"The prescription prenatal vitamin market is promotionally sensitive. Our strategy is to successfully launch the new formulation of Prenate, by increasing our sales force reach and frequency within the OB/GYN specialty. We must achieve critical mass in order to launch the new formulation and grow it quickly to market leader status. We plan to achieve this by leveraging the physician relationships developed by First Horizon's sales force, modestly expanding our sales force and finding opportunities to promote the product utilizing an external sales force with a focus on the specialty," commented Bala Venkataraman, Executive Vice President and CFO.

"The Prenate line is a good fit with our OB/GYN franchise which includes our primary dsymenorrhea product Ponstel(R). We plan to grow this franchise by leveraging the Prenate brand legacy through prudent investments in Prenate line extensions that offer benefits to women during childbearing years and growing our expertise in the women's health area.

We have created a more focused company, which is building franchises in cardiology, gynecology, gastroentrelogy, and respiratory disorders. We continue to have a strong balance sheet and cash flow position that allows us to continue to acquire attractive products to add to these franchises, while managing our product lifecycles through prudent investments in developing line extensions," Venkataraman said.

Dr. Shah added, "I am pleased that we continue to meet and exceed all the milestones we have set internally, including the acquisition of this important product. Looking forward, we plan to have a successful launch of the Prenate brand while continuing to increase sales of our key products."

A conference call will be hosted by First Horizon Pharmaceutical(TM) Corporation on August 21, 2001 at 9:00 a.m. Eastern time. You are welcome to listen to the webcast of this call by visiting the Company's website at www.firsthorizonpharm.com and entering the Investor Relations page. If you wish to dial in to the conference call the numbers are 800-355-7995 for domestic callers and 212-676-5030 for international callers. A replay of this conference call will be made available for one week by dialing 800-633-8284 reservation number 19582564 for domestic callers and 858-812-6440 same reservation number for international.

First Horizon Pharmaceutical(TM) Corporation is a specialty pharmaceutical company that markets and sells 13 brand name prescription drugs to high prescribing primary care and select specialty physicians through its nationwide sales and marketing force. The acquisition of the Prenate line will increase First Horizon's product total to 14 brand name prescription drugs. The Company focuses on the treatment of chronic conditions including, cardiovascular and respirator diseases, gastroenterological and gynecological disorders.

This press release contains statements which constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies.

These forward-looking statements are identified by their use of terms and phrases, such as "expect," "believe," "may," "plan," "seek" and similar terms and phrases, including references to assumptions. These statements include, but are not limited to, statements regarding the following (i) the Company's development and introduction of the next generation of Prenate products, (ii) the advantages of the next generation of Prenate products, (iii) the financial impact of the acquisition of Prenate to the Company's earnings, (iv) anticipated future revenues, (v) the timing and amount of costs related to the Prenate acquisition, (vi) integration of Prenate sales with the Company's current products, (vii) the implementation and success of the Company's launch of the Prenate line, (viii) increases in the Company's sales force and (ix) increases in sales of the Company's continuing products.

Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to in such statements, including that (i) the Company does not have experience marketing and selling prenatal vitamins, which may adversely impact the Company's launch of the Prenate line extension and the Company's ability to maintain sales of Prenate AdvanceTM, (ii) patent rights do not protect the Prenate products from competition, (iii) the regulatory status of prentatal vitamins may make Prenate products subject to increased competition and other risks. Such risks also include, without limitation, those identified in the Company's registration statement on Form S-1 filed with the Securities and Exchange Commission in the "Risk Factors" section under the following headings:
"We currently depend on four key products for a large portion of our sales, and substantial declines in any of them would result in our being unprofitable", "There is no assurance of continued commercial acceptance of our products", "Our growth will suffer if we do not acquire rights to new products and integrate them successfully", "We may encounter problems in the manufacture of our products that could limit our ability to sell our products", "We face competition from generic products that could lower prices and unit sales", "Strong competition exist for our products and competitors have introduced new products and therapies that could make our products obsolete", "A small number of customers account for a large portion of our sales and the loss of any of them, or changes in their purchasing patterns, could result in our inability to successfully sell our product", "If our products under development fail in clinical studies or if we fail or encounter difficulties in obtaining regulatory approval for new products or new uses of existing products, we will have expended significant resources for no return", "Our acquisition of Cognex creates additional risks", "We or third parties may violate government regulations and we may incur significant expenses to comply with such regulations", "If third-party payors do not adequately reimburse patients for our products, doctors may not prescribe them", "Product liability claims and product recalls could limit our ability to sell products", "We expect to require additional funding, and if we cannot obtain it, our sales, profits, acquisitions and development projects could suffer", "If we do not secure or enforce our patents or other intellectual property rights, we could encounter increased competition that could adversely affect our operating results", "Our products could infringe the intellectual property rights of third parties, which could require us to pay license fees or defend litigation that could be expensive or prevent us from selling products", "The regulatory status of some of our products makes these products subject to increased competition and other risks", "We face risks under one of our development agreements because the other party to the agreement is a related party", and "Pohl-Boskamp can terminate our rights to Nitrolingual". We do not undertake to update our forward-looking statements to reflect future events or circumstances.


1. Hoag SW, Ramachandruni H, Shangraw RF. Failure of prescription prenatal vitamin products to meet USP standards for folic acid dissolution. J Am Pharm Assoc. 1997:NS37:397-400.

2. Giebe K, Counts C.  Comparison of Prenate  AdvanceTM with other  prescription
prenatal   vitamins:   a  folic   acid   dissolution   study.   Advances   Ther.
2000;17:179-183.

3. MRC Vitamin Study Research Group. Prevention of neural tube defects: results of the Medical Research Council Vitamin Study. Lancet. 1991;338:131-137.

4. Trends in Pregnancy Rates for the United Sates, 1976-1997: An Update (Published by CDC), Volume 49, Number 4, 2001




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